Calculation of Filing Fee Tables
F-3
Kaixin Holdings
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, $1.35 par value	Other	199,572		$ 33,927.24	0.0001381	$ 4.69
Fees to be Paid	2	Other	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares, $1.35 par value, issuable upon the exercise of the warrants	Other	11,049,637		$ 1,878,438.29	0.0001381	$ 259.41
Fees to be Paid	4	Equity	Ordinary Shares, par value $1.35 per share, issuable upon the conversion of convertible Series F Preferred Shares	Other	2,000,000		$ 340,000.00	0.0001381	$ 46.95
Fees to be Paid	5	Equity	Ordinary Shares, par value $1.35 per share, issuable upon the conversion of convertible Series G Preferred Shares	Other	12,800,000		$ 2,176,000.00	0.0001381	$ 300.51
Fees to be Paid	6	Equity	Ordinary Shares, par value $1.35 per share, issuable upon the conversion of convertible Series H Preferred Shares	Other	7,366,424		$ 1,252,292.08	0.0001381	$ 172.94
Fees to be Paid	7	Equity	Ordinary Shares, par value $1.35 per share, issuable upon the conversion of convertible Series I Preferred Shares	Other	10,000,000		$ 1,700,000.00	0.0001381	$ 234.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,380,657.61		$ 1,019.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,019.27
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the proposed maximum offering price per share is $0.17, which is the average of the high and low prices of the registrant's ordinary shares on November 21, 2025, which is a date within five (5) business days prior to the filing date of this Registration Statement on Form F-3. The proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the sale by the applicable selling shareholder. The registrant will not receive any proceeds from the sale of its common shares by the selling shareholders.

[2]	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

[3]	See note 1.

[4]	See note 1.

[5]	See note 1.

[6]	See note 1.

[7]	See note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Ordinary Shares, $1.35 par value per share, Preferred Shares, Debt Securities, Warrants, Rights, and Units	300,000,000	$ 296,000,000.00	F-3	333-272954	08/22/2023
Prospectus Note
[1]	Represents an aggregate 76,000,000 of and 220,000,000 ordinary shares, preferred shares, debt securities, warrants, rights and units previously registered pursuant to our registration on Form F-3 (File No. 333-258450 and 333-272954) , which we filed with the SEC on August 4, 2021 and June 27, 2023, respectively, and was declared effective by the SEC on February 16, 2023 and August 22, 2023, for which we paid a registration fee of $ 7,735.8 and $24,244, respectively. Represents an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed US$296,000,000.00 The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s).